EXHIBIT 10.2
STOCK OPTION AGREEMENT
          This Stock Option Agreement dated as of [___] (the “Agreement”), is by and between Franklin Bank. Corp., a Delaware corporation (the “Company”), and [___] (“Optionee”).
RECITALS
          WHEREAS, on April 9, 2002, the Company acquired all of the outstanding capital stock of Franklin Bank, S.S.B., a Texas state savings hank (the “Bank”), pursuant to the terms of an Agreement and Plan of Reorganization dated as of October 3, 2001, as amended (the “Reorganization Agreement”); and
          WHEREAS, the Reorganization Agreement imposes certain restrictions upon the operations of the Company until such time as the Company raises an additional $35 million in capital through a private placement in which certain of the former shareholders of the Bank are entitled to participate; and
          WHEREAS, on November 4, 2002, the Company completed an offering made through Friedman, Billings, Ramsey & Co., Inc. (“FBR”) pursuant to which the Company received gross proceeds of $80 million from qualified institutional investors, institutional accredited investors and persons living outside the United States, as well as individual accredited investors having participation rights under the Reorganization Agreement (the “Offering”); and
          WHEREAS, the Company and Ranieri & Co., Inc. (“Ranieri & Co.”) entered into a Consulting Agreement as of November 4, 2002 (the “Consulting Agreement”) pursuant to which the Company retained the services of Ranieri & Co. as a consultant, effective upon closing of the Offering, to assist the Company in the deployment of the additional capital proposed to be raised in the Offering over the Company’s original expectation; and
          WHEREAS, as partial consideration for the services to be provided by Ranieri & Co. under the Consulting Agreement, the Company granted to Ranieri & Co. an option represented by the Stock Option Agreement dated as of November 4, 2002 for the purchase of 570,000 shares of the Class A Common Stock of the Company (the “Original Option”); and
          WHEREAS, Ranieri &. Co, has informed the Company that pursuant to purchase and repurchase agreements, dated as of January 2, 2003 between, (i) for purchase agreements, Ranieri & Co. and various purchasers (the “Purchasers’”), and (ii) for repurchase agreements, Lewis S. Ranieri and the Purchasers (with the exception of Lewis S. Ranieri), and in accordance with Section 9(f) of the Original Option, Ranieri &. Co. transferred, on the date hereof, a portion of the Original Option representing 552,900 shares in the aggregate underlying the Original Option (the “Transfer”); and
          WHEREAS, the Optionee is one of the Purchasers, and the Company, pursuant to Section 9(f) of the Original Option, is issuing this Option (as hereinafter defined) to the Optionee.
          NOW, THEREFORE, in consideration of the foregoing, and the respective representations, warranties, covenants and agreements set forth herein, the Company and Optionee agree as follows:
     1. Issuance of Option. As a result of the Transfer and subject to the terms and conditions set forth herein, the Company hereby issues to Optionee, in replacement and substitution in part of the Original Option, an irrevocable option (the “Option”) to purchase [___] shares (the “Option Shares”) of common stock, par value $.01 per share (the “Common Stock”), of the Company at a purchase price per Option Share equal to TEN DOLLARS ($10.00), subject to adjustment as provided herein (the “Purchase Price”). Notwithstanding anything to the contrary contained herein, and except to the extent the Option represented hereby shall have been previously exercised, if at any time during the Option Period (as hereinafter defined) the Company shall exercise its right to terminate the Consulting Agreement pursuant to Section 3 thereof, such termination shall also terminate this Agreement and the Option represented hereby, and Optionee’s right to purchase Option Shares, whether or not vested, shall be terminated and of no further force and effect.

     2. Option Period. (a) Subject to the other terms of this Agreement, the Option may be exercised by Optionee in whole or in part at any time during the ten (10) year period (the “Option Period”) beginning on [___] (the “Effective Date”).
          (b) Subject to the other terms of this Agreement, the Option Shares shall vest in, and become exercisable by, Optionee as follows:
               (1) on the first anniversary of the Effective Date, [___] shares shall vest and become exercisable;
               (2) on the second anniversary of the Effective Date, an additional [___] shares shall vest and become exercisable, so that on that date a total of [___] shares shall be vested and exercisable; and
               (3) on the third anniversary of the Effective Date, an additional [1/3 of Option Shares] shares shall vest and become exercisable, so that on that date all Option Shares shall be vested and exercisable.
     3. Exercise of Option. (a) In the event that Optionee is entitled to and wishes to exercise the Option, it will send to the Company a written notice (an “Exercise Notice”; the date of which being herein referred to as the “Notice Date”) to that effect and which Exercise Notice also will specify the number of Option Shares Optionee wishes to purchase, the denominations of the certificate or certificates evidencing the Option Shares which Optionee wishes to purchase and a date (an “Option Closing Date”), not earlier than 5 business clays nor later than 15 business days from the Notice Date, for the closing of such purchase (in all cases an “Option Closing”). Any Option Closing will be at the offices of the Company in Houston., Texas on the applicable Option Closing Date or at such, other place on such other date as may be necessary so as to comply with Section 3(b).
          (b) Notwithstanding anything to the contrary contained herein, my purchase of Option Shares upon exercise of the Option will be subject to compliance with the applicable regulations of the Securities and Exchange Commission, the Texas Savings and Loan Department, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation and other agencies having jurisdiction over the Company’s sale, and the Optionee’s acquisition, of the Option Shares, and the obtaining or making of any consents, approvals, orders, notifications, filings or authorizations, the failure of which to have obtained or made would have the effect of making the issuance of Option Shares to Optionee illegal (the “Regulatory Approvals”). In the event that the Option is otherwise exercisable and Optionee wishes to exercise the Option, the Option may be exercised in accordance with Section 3(a) and Optionee shall acquire the maximum number of Option Shares specified in the Exercise Notice that Optionee is then permitted to acquire tinder the applicable laws and regulations, and if Optionee thereafter obtains the Regulatory Approvals to acquire the remaining balance of the Option Shares specified in the Exercise Notice, then Optionee shall be entitled to acquire such remaining balance. The Company agrees to use its reasonable efforts to assist Optionee in obtaining the Regulatory Approvals.
4. Payment and Delivery of Certificates. (a) At any Option Closing, Optionee will pay to the Company in immediately available funds by wire transfer to a bank account designated in writing by the Company an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased at such Option Closing plus the amount of any transfer, stamp or other similar taxes or charges imposed in connection therewith.
          (b) At any Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 4(a), the Company will deliver to Optionee a certificate or certificates representing the Option Shares to be purchased at such Option Closing, which Option Shares will be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. If at the time of issuance of Option Shares pursuant to an exercise of the Option hereunder, the Company shall have issued any securities similar to rights under a stockholder rights plan, then each Option Share issued pursuant to such exercise will also represent such a corresponding right with terms substantially the same as and at least as favorable to Optionee as are provided under any such stockholder rights plan then in effect. Optionee shall deliver to the Company a letter agreeing that Optionee shall not offer to sell or otherwise dispose of such Option Shares in violation of the registration provisions of applicable federal and state law or of the provisions of this Agreement.

          (c) Certificates for the Option Shares delivered at an Option Closing will have typed or printed thereon a restrictive legend which will read substantially as follows:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”
It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference, if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Optionee has delivered to the Company a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to the Company and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.
     5. Representations and Warranties of the Company. The Company hereby represents and warrants to Optionee that (i) the Company has taken all necessary corporate and other action to authorize and reserve and, subject to the receipt of any required Regulatory Approvals, to permit it to issue the Option Shares; (ii) at all times from the date hereof until the obligation to deliver Option Shares upon the exercise of the Option terminates, the Company shall have reserved for issuance, upon exercise of the Option, shares of Common Stock necessary for Optionee to exercise the Option, and the Company will take all necessary corporate action to authorize and reserve for issuance all additional shares of Common Stock or other securities which may be issued pursuant to Section 7 upon exercise of the Option; and (iii) the shares of Common Stock to be issued upon due exercise of the Option, including all additional shares of Common Stock or other securities which may be issuable upon exercise of the Option or any other securities which may be issued pursuant to Section 7, upon issuance pursuant hereto, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including without limitation any preemptive rights of any stockholder of the Company.
     6. Representation and Warranty of Optionee. Optionee hereby represents and warrants to the Company that any Option Shares or other securities acquired by Optionee upon exercise of the Option will be acquired for investment and will not be transferred or otherwise disposed of except in a transaction registered, or exempt from registration, under the Securities Act. Optionee has the power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Optionee.
     7. Adjustment upon Changes in Capitalization, Etc. (a) In the event of any change in the Common Stock by reason of a stock, dividend, split-up, merger, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price thereof, will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction, so that Optionee will receive upon exercise of the Option the number and class of shares or other securities or property that Optionee would have received in respect of the Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.
          (b) Without limiting the parties’ relative rights and obligations under the Consulting Agreement and the last sentence of Section 1 of this Agreement, upon the occurrence of a Change of Control (as hereinafter defined), the Option shall be fully vested and exercisable by the holder thereof. For purposes of this Agreement, a “Change of Control” shall mean the happening of any of the following events:
               (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (b), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 7(b); or
               (2) Individuals who, as of the date hereof, constitute the board of directors of the Company (the “Incumbent Board”) cease for any reason other than the act of Ranieri & Co. or an affiliate of Ranieri & Co. to constitute at least a majority of the board of directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors of the Company; or
               (3) Consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the Corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board of directors of the Company, providing for such Business Combination; or
               (4) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or
               (5) The date on which the Company shall consummate an underwritten public offering of Common Stock registered under the Securities Act, and as a result of which a class of the Company’s capital stock is authorized for trading in an automated interdealer quotation system of a registered national securities association or is listed for trading on a national securities exchange.
     8. Loss or Mutilation. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, the Company will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered will constitute an additional contractual obligation on the part of the Company, whether or not the Agreement so lost, stolen, destroyed, or mutilated shall at any time be enforceable by anyone.

     9. Miscellaneous.
          (a) Amendment. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties.
          (b) Extension; Waiver. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for performance, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.
          (c) Entire Agreement; No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, and (ii) is not intended to confer upon any person other than the parties any rights or remedies.
          (d) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.
          (e) Notices. All notices, communications and deliveries hereunder shall be made in writing, signed by or on behalf of the party making the same and shall be delivered personally or by facsimile transmission or sent by registered or certified mail (return receipt requested) or by any national overnight courier service (with postage and other fees prepaid) as follows:

If to the Company:	Franklin Bank Corp.
9800 Richmond, Suite 680
Houston, TX 77042
Attention: Chief Financial Officer
Facsimile: (713) 952-2830

If to the Optionee:

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing. Any such notice, communication or delivery shall be deemed given or made (a) on the date of delivery if delivered in person (by courier service or otherwise), (b) upon transmission by facsimile if receipt is confirmed by telephone, provided transmission is made during regular business hours, or if not, the next business day, or (c) on the fifth (5th) business day after it is mailed by registered or certified mail.
          (f) Assignment; Transfer. The Option represented hereby may not be sold, transferred, pledged or hypothecated by Optionee unless the Company shall have been supplied with evidence reasonably satisfactory to it that such sale, transfer, pledge or hypothecation is not in violation of the Securities Act. Subject to satisfaction of the foregoing condition and the other limitations set forth in this Agreement, the Option represented hereby and the right to purchase the Option Shares shall be transferable by the Optionee or other holder thereof only to one or more persons, each of whom on the date of transfer is an employee, officer, director, member, partner, stockholder or other equity interest holder of the Optionee or its affiliates. As used in this Agreement, an “affiliate” of Optionee shall mean any person or entity who controls, is controlled by, or is under common control with, Optionee. To the extent any such transfer shall occur, the Company shall issue to such transferee an Option identical in form to this Option, but evidencing the number of shares transferred to such transferee. Upon any such transfer, transferee shall be entitled to all of the benefits, and subject to all of the limitations, of Optionee hereunder, and shall be treated for all purposes as the Optionee. Any assignment or transfer of this option or any interest therein in violation of this provision shall be void. Subject to the foregoing provisions this Section 9(f), this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.
          (g) Further Assurances. In the event of any exercise of the Option by Optionee, the Company and Optionee will execute and deliver all other documents and instruments and take all other actions that may be reasonably necessary in order to consummate the transactions provided for by such exercise.
          (h) Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.
          (i) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
          (j) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
          IN WITNESS WHEREOF, the Company and Optionee have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

FRANKLIN BANK CORP.

By:
Its:

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